                                 EXHIBIT (15)(D)

                    Form of Revised Schedule A to the Amended and Restated Distribution and Shareholder
                    Services Plan between the Registrant and
                               BISYS Fund Services

                                                       Dated:  ________, 1996


                                Schedule A to the
                   Distribution and Shareholder Services Plan
                              dated October 1, 1992
                   As Amended and Restated September 21, 1995
                          As Re-Executed April 23, 1996

Name of Funds                                                          Compensation*
-------------                                                          -------------

The BB&T U.S. Treasury Money Market                         Annual rate of fifty one-hundredths of one
Fund -- A Shares                                            percent (.50%) of the average daily net assets
                                                            of the BB&T U.S. Treasury Money Market
                                                            Fund.

The BB&T Short-Intermediate U.S.                            Annual rate of fifty one-hundredths of one
Government Income Fund -- A Shares                          percent (.50%) of the average daily net assets
                                                            of the BB&T Short-Intermediate U.S.
                                                            Government Income Fund.

The BB&T Intermediate U.S. Government                       Annual rate of fifty one-hundredths of one
Bond Fund -- A Shares                                       percent (.50%) of the average daily net assets
                                                            of the BB&T Intermediate U.S. Government
                                                            Bond Fund.

The BB&T Growth and Income Stock                            Annual rate of fifty one-hundredths of one
Fund -- A Shares                                            percent (.50%) of the average daily net assets
                                                            of the BB&T Growth and Income Stock Fund.

The BB&T North Carolina Intermediate                        Annual rate of fifty one-hundredths of one
Tax-Free Fund -- A Shares                                   percent (.50%) of the average daily net assets
                                                            of the BB&T North Carolina Intermediate
                                                            Tax-Free Fund.

The BB&T Balanced Fund -- A Shares                          Annual rate of fifty one-hundredths of one
                                                            percent (.50%) of the average daily net assets
                                                            of the BB&T Balanced Fund.

The BB&T Small Company Growth                               Annual rate of fifty one-hundredths of one
Fund -- A Shares                                            percent (.50%) of the average daily net assets
                                                            of the BB&T Small Company Growth Fund.

The BB&T International Equity                               Annual rate of fifty one-hundredths of one
Fund -- A Shares                                            percent (.50%) of the average daily net assets
                                                            of the BB&T International Equity Fund.

The BB&T U.S. Treasury Money Market                         Annual rate of one percent (1.00%) of the
Fund -- B Shares                                            average daily net assets of the BB&T U.S.
                                                            Treasury Money Market Fund.

The BB&T Short-Intermediate U.S.                            Annual rate of one percent (1.00%) of the
Government Fund -- B Shares                                 average daily net assets of the BB&T Short-
                                                            Intermediate U.S. Government Fund.

The BB&T Intermediate U.S. Government                       Annual rate of one percent (1.00%) of the
Bond Fund -- B Shares                                       average daily net assets of the BB&T
                                                            Intermediate U.S. Government Bond Fund.

The BB&T Growth and Income Stock                            Annual rate of one percent (1.00%) of the
Fund -- B Shares                                            average daily net assets of the BB&T Growth
                                                            and Income Stock Fund.

The BB&T North Carolina Intermediate                        Annual rate of one percent (1.00%) of the
Tax-Free Fund -- B Shares                                   average daily net assets of the BB&T North
                                                            Carolina Tax-Free Fund.

The BB&T Balanced Fund -- B Shares                          Annual rate of one percent (1.00%) of the
                                                            average daily net assets of the BB&T
                                                            Balanced Fund.

The BB&T Small Company Growth                               Annual rate of one percent (1.00%) of the
Fund -- B Shares                                            average daily net assets of the BB&T Small
                                                            Company Growth Fund.

The BB&T International                                      Annual rate of one percent (1.00%) of the
Equity Fund -- B Shares                                     average daily net assets of the BB&T
                                                            International Equity Fund.

[SEAL]                                               BB&T MUTUAL FUNDS GROUP

                                                     By:
                                                        -----------------------

                                                     BISYS FUND SERVICES

                                                     By:
                                                        -----------------------








----------------
     * All fees are computed and paid monthly.